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                                                                   EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into between CTI Molecular Imaging, Inc., a Delaware corporation ("Company"), and Joseph Sardano ("Employee"), as of CTI Molecular Imaging, Inc., April 27, 2004 (the "Effective Date"). The Company and the Employee are sometimes referred to herein as the "Parties".

         WHEREAS, Employee is currently employed by the Company; and

         WHEREAS, the Company desires to employ the Employee as Senior Vice President, CTI Solutions of the Company, and Employee is willing to serve the Company in such capacity on the following terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions set forth herein.

2.       Duties and Responsibilities.

         2.1 Extent of Service. The Employee shall, during the term of this Agreement, devote his full time, attention, energies and business efforts to his duties as an employee of the Company as are necessary to carry out his duties specified in Section 2.2 below. The Employee shall not, during the term of this Agreement, engage in any other business activity if such business activity would impair in any material respect the Employee's ability to carry out his duties hereunder.

         2.2 Position and Duties. The Employee shall serve the Company as Senior Vice President, CTI Solutions, to perform the services and functions set forth herein and such additional services and functions as the Employee and the Company shall mutually agree in writing.

         2.3 Resources. The Employee shall be provided with the resources reasonably needed to perform the duties set forth in Section 2.2 above.

3.       Salary and Other Benefits.

   3.1 Salary. As compensation for his services as Senior Vice President, CTI Solutions during the term of his employment under this Agreement, the Employee shall be paid an annual salary of not less than $225,000.00 (retroactively effective July 1, 2003), payable in accordance with the then current payroll policies of the Company, but in no event less frequently than once



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each month. Such salary shall be subject to change annually. The annual salary being paid to Employee hereunder at any given point of time is hereafter referred to as his "Base Salary". The next annual review of the base salary will be conducted on July 1, 2004.

   3.2 Stock Options. Employee is being provided with a grant of options to acquire 50,000 shares of common stock of CTI Molecular Imaging, Inc. The options will be granted on the 10th day of the month following the date of execution of this Agreement and will have an exercise price equal to the fair market value of the stock closing price the day prior to the grant date. The options will vest at 33.3% beginning on the fist anniversary of the grant date. The options will be subject to the terms and conditions of the CTI Molecular Imaging 2002 Long term Incentive Plan.

   3.3 Other Benefits. As long as the Employee is employed by the Company under the terms of this Agreement, the Employee shall be entitled to receive the following benefits in addition to his Base Salary:

          (a) The Employee shall have the right to participate in all group benefit plans of the Company (including without limitation, disability, accident, medical, life insurance, hospitalization and pension) generally available to other senior executives of the Company.

          (b) The Employee shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, including reasonable attorneys' fees incurred by him in connection with this Agreement and in connection with his services as Senior Vice President, CTI Solutions.

          (c) The Employee shall be eligible for participation in incentive, bonus, and stock option compensation programs generally available to other comparable executives of the Company. A specific plan for the current fiscal year will be defined and attached as a part of this Agreement. An annual plan will be devised and mutually agreed upon by the Employee and the Company.

          (d) The Employee shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are generally available to other personnel of the Company.

          (e) The Employee shall be entitled to a professional expense and car allowance of $12,000 per year, paid every two weeks.

4. Term. The term of this Agreement shall be for a period of two (2) years from the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, the term of this Agreement shall automatically extend for additional one (1) year periods, unless either Party gives written notice at least ninety (90) days in advance of the expiration of the then current period of employment of such Party's intent not to extend the term of this Agreement.

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5.       Termination and Resignation. The Company shall have the right to terminate the Employee's employment hereunder at any time and for any reason. Upon any termination by the Company, the Employee shall be entitled to receive from the Company payment of the amount determined pursuant to the applicable subparagraph of Section 6 below. The Employee shall have the right to terminate his employment hereunder at any time by resignation, and he shall thereupon be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable subparagraph of Section 6 below.

6.       Payments Upon Termination and Resignation.

   6.1 Payments Upon Termination for Cause, Death, Disability or Voluntary Resignation. If (a) the Company at any time terminates the Employee's employment for Cause, or (b) the Employee voluntarily resigns for any reason other than for Good Reason, or (c) the Employee at any time dies or becomes disabled (being defined as the inability of the Employee to perform his normal employment duties for a consecutive six (6) month period during the term of this Agreement because of either physical or mental incapacity), then in each case the Employee shall be entitled to receive only his accrued and unpaid Base Salary and any other accrued and unpaid benefits due Employee in accordance with Section 3.3 (including incentive bonus compensation) as of the date of termination plus reimbursement of expenses through the date of termination in accordance with
Section 3.3(b). In the event of death or disability, any vested stock options will become the property of survivors.

   6.2 Payments Upon Termination Without Cause or Resignation for Good Reason. If the Company terminates the Employee's employment without Cause or the Employee resigns for Good Reason, then in each case the Employee shall be entitled to receive a lump sum amount equal to (a) his then Base Salary and bonus and incentive pay for the remaining time period under this Agreement, but not less than 24 months, and any other accrued and unpaid benefits due Employee in accordance with Section 3.3 (including incentive bonus compensation) as of the date of termination plus reimbursement of expenses through the date of termination in accordance with Section 3.3(b).

   6.3 Definition of "Cause". For purposes of this Agreement, termination by the Company of the Employee's employment for "Cause" shall mean termination of the Employee's employment by the Company, by written notice to the Employee specifying the event(s) relied upon for such termination, due to (a) conviction of, or a plea of guilty or nolo contendre by Employee to any felony or crime involving dishonesty or fraud or (b) a material breach of Employee's obligations under this Agreement.

   6.4 Definition of "Good Reason". For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to Employee of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or



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responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee;

          (ii) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee;

          (iii) the Company's requiring Employee to be based at any office or location other than in Knoxville, Tennessee or the Company's requiring Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by the Company of Employee's employment otherwise than as expressly permitted by this Agreement;

          (v) any other material breach by the Company of any provision of this Agreement.

         Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. For purposes of this Section 6.4, any good faith determination of "Good Reason" made by Employee shall be conclusive.

7.       Restrictive Covenants.

         7.1 Covenants Against Competition. Employee acknowledges that (a) the business of the Company and its affiliates is PET and PET/CT scanners, detector material products, and PET radiopharmaceuticals, and that the business of the Company and its affiliates will change from time to time as the Company and/or its affiliates expand their scope of services, expand their products or acquire additional affiliates (all of which are referred to collectively as the "Company Business"); and (b) Employee's work relating to Company Business will bring him into close contact with many confidential matters not readily available to the public.

         7.2 Non-Compete. During the term of this Agreement and for a period of twelve months following the termination of Employee's employment with the Company, whether Employee's employment terminates pursuant to the provisions of
Section 5 of this Agreement or otherwise (collectively, the "Restricted Period"), Employee covenants and agrees that he will not, without the express approval of the Board, anywhere in the world engage in any business directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity, if such business is competitive with the Company Business; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity if Employee (a) is not a controlling person with respect to such entity and (b) does not, directly or indirectly, own five percent or more of any class of the securities of such entity.

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         7.3    Trade Secrets; Confidential Information. Employee covenants and agrees that at all times during and after the Restricted Period, he shall keep secret and not disclose to others or appropriate to his own use or the use of others any trade secrets, or secret or confidential information or knowledge pertaining to the Company Business or the affairs of the Company or its affiliates, including without limitation trade know-how, trade secrets, consultant contracts, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects. Information shall not be deemed confidential or secret for purposes of this Agreement if it is generally known in the industry.

         7.4 Rights and Remedies Upon Breach. If Employee breaches, or threatens to commit a breach of, any of the provisions of Sections 7.2 and 7.3 of this Agreement (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company: (a) the right and remedy to have any of the Restrictive Covenants specifically enforced by any court having jurisdiction, it being hereby acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such benefits to the Company.

8. Notice. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person, by facsimile or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a Party may specify by notice pursuant to this provision):

                  (a)      To the Company:

                           CTI Molecular Imaging, Inc.
                           810 Innovation Drive
                           Knoxville, Tennessee  37932
                           Attention:  Chairman of the Board

                  (b)      To Employee:
                                    Joseph Sardano
                                    2660 Mable Couch Way, Apt. 426
                                    Knoxville, TN 37931


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9.      Governing Law; Arbitration. The execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Tennessee. Any dispute among the Parties hereto shall be settled by arbitration in Knoxville, Tennessee, in accordance with the rules of the American Arbitration Association or other rules mutually agreed to by the Parties and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

10. Additional Instruments. The Parties shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

11. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Parties with respect to the subject matter. This Agreement may be changed only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of or decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

13. Assignments. The Company may assign (whether by operation of law or otherwise) this Agreement only with the written consent of the Employee, which consent shall not be withheld unreasonably, and in the event of an assignment of this Agreement, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable against the Company's successors and assigns. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

14. Effect of Agreement. Subject to the provisions of Section 13 with respect to assignments, this Agreement shall be binding upon the Employee and his heirs, executors, administrators, legal representatives and assigns and upon the Company and its respective successors and assigns.

15      Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.


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16.     Waiver of Breach. The waiver by either Party of a breach of any provision of the Agreement by the other Party shall not operate or be construed as a waiver by such Party of any subsequent breach by such other Party.


IN WITNESS WHEREOF, the Parties have executed this Agreement on and caused the same to be duly delivered on their behalf on the day and year first written above.


                                         CTI MOLECULAR IMAGING, INC.


                                         /s/ Ronald Nutt
                                         ------------------------------------
                                         Ronald Nutt, Ph.D.
                                         President & Chief Executive Officer

                                         /s/ Thomas J. Hook
                                         ------------------------------------
                                         Thomas J. Hook
                                         Corporate Vice President,
                                         CTI Molecular Imaging, Inc.
                                         President, CTI Solutions


/s/ Joseph Sardano
--------------------------
Joseph Sardano
4-27-04
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Date